UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2016

ELITE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197384	32-0415962
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4760 Preston Road #244-114 Frisco, Tx 75034

(Address of principal executive offices, including zip code)

(469) 777-3370

(Registrant’s telephone number, including area code)

Elite Books Inc.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Directors or Certain Officers

On May 6, 2016, Brad Fretti resigned, effective immediately, from the Board of Directors of Elite Books Inc. (the “Company”) as well as the Company’s Chief Financial Officer. Mr. Fretti has advised management that his resignation is for personal reasons and is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Principal Officer

On May 6, 2016, Mr. Dino Munroe was appointed Chief Financial Officer of the Company and was appointed to the Company’s board of directors.

Item 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 22, 2016, the Company filed with the Secretary of State of Nevada Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) that had the effect of:

1.

Changing the name of the corporation to Elite Group, Inc.

2.

Designating 74,000,000 shares of the authorized capital stock of the Company as common stock, par value $0.001 and 1,000,000 shares of the authorized capital stock of the Company as preferred stock, par value $0.001, with the powers, preferences and rights, and the qualifications, limitations and restrictions designated by the Company’s board of directors.

The foregoing description of the Amended and Restated Articles does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Articles, a copy of which is filed as Exhibit 3.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation as filed with the Nevada Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELITE GROUP, INC.

Date: July 26, 2016	By:	/s/ Terrence Tecco
Terrence Tecco Chief Executive Officer

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